United States
Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report:	July 5, 2005
Date of earliest event reported:	July 1, 2005

Fulton Financial Corporation
(Exact Name of Registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-10587 Commission File No.	23-2195389 (IRS Employer Identification Number)
One Penn Square, P.O. Box 4887, Lancaster, PA (Address of principal executive offices)		17604 (Zip Code)

Registrant's telephone number, including area code: (717) 291-2411

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of Acquisition or Disposition of Assets

     On July 1, 2005, Fulton Financial Corporation ("Fulton") acquired SVB Financial Services, Inc. ("Somerset"), a bank holding company headquartered in Somerset, New Jersey. The acquisition was accomplished by merging Somerset with and into Fulton (the "Merger"). The Merger was consummated pursuant to the previously announced Agreement and Plan of Merger, dated as of January 11, 2005 (the "Merger Agreement"), between Fulton and Somerset.

     This amended Form 8-K is filed in order to correct the amount of cash payable to certain former shareholders of Somerset in lieu of fractional shares of Fulton Common Stock. In accordance with the terms of the Merger Agreement, former shareholders of Somerset will receive cash in lieu of fractional shares of Fulton Common Stock. The cash amount due to a former Somerset shareholder shall be determined by multiplying their fractional share by $17.76.

Item 9.01   Financial Statements and Exhibits

               (a)  Financial Statements of Business Acquired.  Not applicable.

               (b)  Pro Forma Financial Information.  Not applicable.

              (c)  Exhibits

                    99.1  Press Release*

* Previously filed as Exhibit 99.1 to the Form 8-K of Fulton Financial Corporation filed on July 1, 2005.)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FULTON FINANCIAL CORPORATION By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer
Date: July 5, 2005